EXHIBIT 10.12

2005 Service Fee Pricing Agreement

Under the Exclusive Technical Service Agreement

Between

Beijing Acorn Trade Co., Ltd.

And Acorn Information Technology (Shanghai) Co., Ltd.

Pursuant to Articles 1 and 2 of the Exclusive Technical Service Agreement entered into on January 1, 2005 in Beijing between Beijing Acorn Trade Co. Ltd. (hereinafter “Party A”) and Acorn Information Technology (Shanghai) Co. Ltd. (“Party B”, Party A and Party B may hereinafter be referred collectively as the “Parties”), Party A and Party B hereby enter into the following 2005 Service Fee Pricing Agreement:

1.	Party B’s technical staff will provide to Party A technical service as well as the Acorn TV Direct Sale Information System Party B owns for use by Party A. After friendly negotiations between the two Parties, it is agreed that Party B will collect 5.5% of Party A’s 2005 direct sale proceeds as technical service charge.

2.	Apart from the service under Article 1 hereunder, Party B shall also provide to Party A technical support in connection with its well known brand-names to boost Party A’s business. After friendly negotiations between the two Parties, it is agreed that Party A will at least spend 5% of its sales proceeds on advertising Party B’s well-known brand-names. If the actual spending of Party A on advertising reaches 5% of its sales proceeds, Party B shall not collect any service charges for its technical services in connection with the brand-names. If Party A’s spending on advertising the brand-names falls short of 5% of its sales proceeds, Party B will collect such service charges as the Parties agree in accordance with Party A’s actual business condition.

In view of the fact that in 2005 Party A’s actual spending on advertising falls short of 5% of its sales proceeds, the Parties agree that for 2005 Party B will collect from Party A RMB600,000 as service charge for Party B’s technical support in connection with its brand-names.

3.	Party B will collect the technical service charge in advance around mid-year, and will settle with Party A the amount of its technical service charge for the whole year by the end of the year, in accordance with Party A’s actual business condition of the year and the provisions above.

4.	Party B shall have the right to adjust the annual rate of its technical service charge in accordance with the nature and amount of such service.

This agreement, after being executed by Party A and Party B, shall be a valid component of the Exclusive Technical Service Agreement, and shall be bound by the provisions thereunder.

This agreement is executed by both Parties on December 31, 2005 in two counterparts, with one for each of the Parties.

Party A: Beijing Acorn Trade Co., Ltd.

Legal Representative: Yang Dongjie (signature)

Party B: Acorn Information Technology (Shanghai) Co., Ltd.

Legal Representative: Yang Dong Jie (signature)